AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 6, 1996
                                                       REGISTRATION NO. 33-98748
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------


                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                               -------------------


                            HARVARD INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)


            FLORIDA                                       27-0715310
        (State or other jurisdiction        (I.R.S. employer identification no.)
      of incorporation or organization)

     2502 NORTH ROCKY POINT DRIVE, SUITE 960
                    TAMPA, FLORIDA                            33607
       (Address of principal executive offices)             (Zip code)


                        HARVARD CAPITAL ACCUMULATION PLAN
                            (Full title of the plan)
                               -------------------


                                RICHARD T. DAWSON, ESQ.
                  VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                            HARVARD INDUSTRIES, INC.
                     2502 NORTH ROCKY POINT DRIVE, SUITE 960
                              TAMPA, FLORIDA 33607
                     (name and address of agent for service)


                                 (813) 288-5000
          (Telephone Number, Including Area Code, Of Agent For Service)


                        Copies Of All Communications To:

                            MICHAEL L. JAMIESON, ESQ.
                                HOLLAND & KNIGHT
                             400 NORTH ASHLEY DRIVE
                                   SUITE 2300
                              TAMPA, FLORIDA 33602
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

                                  INTRODUCTION

         On October 30, 1995, Harvard Industries, Inc. ("Harvard-Delaware") filed Registration No. 33-98748 on Form S-8 (the "Registration Statement), which registered an indeterminate amount of interests to be offered or sold pursuant to the Harvard Capital Accumulation Plan (the "Plan"). The stockholders of Harvard-Delaware approved the reincorporation in Florida via merger of Harvard-Delaware with and into its wholly-owned Florida subsidiary, Harvard Merger Corporation ("Harvard-Florida"). As part of the merger, Harvard-Florida, as the surviving corporation of the merger, changed its name to Harvard Industries, Inc. By this Post-Effective Amendment No. 1, Harvard-Florida adopts the Registration Statement as its own registration statement for all purposes of the Securities Act of 1933, as amended (the "Securities Act") and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), pursuant to Rule 414(d) as promulgated under the Securities Act. In addition, Harvard- Florida files amendments to the Plan as an exhibit to the Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Commission by the registrant, Harvard Industries, Inc., a Florida corporation (the "Registrant"), pursuant to the Exchange Act, Commission File No. 0-21362, or by the Harvard Capital Accumulation Plan (the "Plan"), are incorporated by reference in this Registration Statement:

         (a)      (i)   The Registrant's Annual Report on Form 10-K for the
                        fiscal year ended September 30, 1995.

                  (ii) The Plan's Annual Report on form 11-K for the fiscal year ended December 31, 1995.

         (b)      (i)   The Registrant's Quarterly Report on Form 10-Q for the
                        quarter ended December 31, 1995.

                  (ii) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996.

                  (iii) The Registrant's Quarterly Report on Form 10-Q for the
                        quarter ended June 30, 1996.

                  (iv) The Registrant's Current Report on Form 8-K dated April 8, 1996.

                  (v) The Registrant's Current Report on Form 8-K dated October 29, 1996.

                  (vi)  The Registrant's Report on Form 10-C dated October 2,
                        1996.

                  (vii) The descriptions of the Common Stock, par value $.01 per share, of the Registrant (the "Common Stock") contained in Amendment No. 4 to the Registrant's Registration Statement on Form 10/A, filed May 2, 1996 (Commission File No. 0-21362), and Amendment No. 2 to the Registrant's Registration Statement on Form 8-A/A, filed June 18, 1996, (Commission File No. 0-21362), and the Registrant's Form 8-B, filed June 18, 1996 (Commission File No. 0-21362).

         (c) All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.


ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Registrant is a Florida corporation. The Florida Business Corporation Act, as amended (the "Florida Act"), provides that, in general, a business corporation may indemnify any person who is or was a party to any proceeding (other than an action by, or in the right of, the corporation) by reason of the fact that he is or was a director or officer of the corporation, against liability incurred in connection with such proceeding, including any appeal thereof, provided certain standards are met, including that such officer or director acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and provided, further that, with respect to any criminal action or proceeding, the officer or director had no reasonable cause to believe his conduct was unlawful. In the case of proceedings by or in the right of the corporation, the Florida Act provides that, in general, a corporation may indemnify any person who was or is a party to any such proceeding by reason of the fact that he is or was a director or officer of the corporation against expenses and amounts paid in settlement actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, provided that such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim as to which such person is adjudged liable unless a court of competent jurisdiction determines upon application that such person is fairly and reasonably entitled to indemnity. To the extent that any officers or directors are successful on the merits or otherwise in the defense of any of the proceedings described above, the Florida Act provides that the corporation is required to indemnify such officers or directors against expenses actually and reasonably incurred in connection therewith. However, the Florida Act further provides that, in general, indemnification or advancement of expenses shall not be made to or on behalf of any officer or director if a judgment or other final adjudication establishes that his actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (i) a violation of the criminal law, unless the director or officer had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe it was unlawful; (ii) a transaction from which the director or officer derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the director has voted for or assented to a distribution made in violation of the Florida Act or the corporation's articles of incorporation; or (iv) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder. Article VIII of the Registrant's Bylaws provides that the Registrant shall indemnify any director, officer, employee or agent or any former director, officer, employee or agent.

         The Registrant has purchased insurance with respect to, among other things, any liabilities that may arise under the statutory provisions referred to above.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.


ITEM 8.  EXHIBITS.

         4.1 Articles of Incorporation of the Registrant, filed with the Secretary of State of Florida on February 8, 1996 (incorporated by reference to Exhibit 3.3 to the Registrant's Form 8-K as filed on April 8, 1996 (Commission File No. 0-21362)).

         4.2 Articles of Amendment to Articles of Incorporation of the Registrant, filed with the Secretary of State of Florida on March 22, 1996 (incorporated by reference to exhibit 3.4 to the Registrant's Form 8-K as filed on April 8, 1996 (Commission File No. 0-21362)).

         4.3 By-Laws of the Registrant (incorporated by reference to Exhibit 3.5 to the Registrant's Form 8-K as filed on April 8, 1996 (Commission File No. 0-21362)).

         4.4 Rights Agreement dated as of October 18, 1994, between the Registrant and Shawmut Bank Connecticut National Association, as Rights Agent (incorporated by reference to Exhibit 2 to Registrant's Form 8-A as filed with the Securities and Exchange Commission on October 24, 1994) (Commission File No. 0-21362)).

         4.5 Amendment No. 1 to Rights Agreement, dated as of June 12, 1995, between the Registrant and Fleet National Bank (formerly Shawmut Bank Connecticut National Association), as Rights Agent (incorporated by reference to Exhibit 1 to Amendment No. 1 to the Registration Statement on Form 8-A/A of the Registrant as filed with the Securities and Exchange Commission on June 20, 1995 (Commission File No. 0-21362)).

         4.6 Amendment No. 2 to Rights Agreement, dated as of May 31, 1996, between the Registrant and Fleet National Bank (formerly Shawmut Bank Connecticut National Association), as Rights Agent (incorporated by reference to Exhibit 3 to Amendment No. 2 to the Registration Statement on Form 8-A/A of the Registrant as filed with the Securities and Exchange Commission on June 18, 1996 (Commission File No. 0-21362)).

         4.7 Form of Rights Certificate (incorporated by reference to Exhibit A to Exhibit 2 to Registrant's Form 8-A filed with the Securities and Exchange Commission on October 24, 1994 (Commission File No. 0-21362)).

         4.8 Form of Stock Certificate for the Common Stock of the Registrant (incorporated by reference to Exhibit 4.2 to Amendment No. 4 to Form 10/A, dated May 2, 1996, of the Registrant (Commission File No. 0-21362)).

         4.9      Harvard Capital Accumulation Plan, as amended and restated.

         5.1      (See undertaking under 9(b) below)

         23.1     Consent of KPMG Peat Marwick LLP, dated October 31, 1996.

         23.2     Consent of Price Waterhouse LLP, dated October 31, 1996.

         24.1     Powers of Attorney included on signature page.


ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) To submit the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and to make all changes required by the IRS in order to qualify the Plan.

         (c) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions (see Item 6) or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on November 6, 1996.

                                       HARVARD INDUSTRIES, INC.


                                       By: /s/ JOSEPH J. GAGLIARDI
                                          -----------------------------
                                          Joseph J. Gagliardi
                                          Vice President - Finance and
                                          Chief Financial Officer

         KNOWN TO ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard T. Dawson and Arnold M. Sheidlower, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.


        SIGNATURES                           TITLE                                   DATE
        ----------                           -----                                   ----
 /s/  VINCENT J. NAIMOLI        Chairman of the Board, President,              November 6, 1996
--------------------------      Chief Executive Officer and Director
Vincent J. Naimoli              (Principal Executive Officer)




 /s/ JOSEPH J. GAGLIARDI        Vice President-Finance and Chief               November 6, 1996
---------------------------     Financial Officer (Principal Financial
Joseph J. Gagliardi             Officer)




 /s/ WILLIAM J. WARREN          Vice President and Chief Accounting            November 6, 1996
----------------------------    Officer (Principal Accounting Officer)
William J. Warren



 /s/ C. SCOTT BARTLETT, JR.     Director                                       November 6, 1996
----------------------------
C. Scott Bartlett, Jr.



 /s/ MICHAEL HOFFMAN            Director                                       November 6, 1996
----------------------------
Michael Hoffman



 /s/ JOSEPH P. HOAR             Director                                       November 6, 1996
----------------------------
Joseph P. Hoar



                                Director                                                 , 1996
----------------------------                                                   ---------
John W. Adams

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed on behalf of the Plan Administrator by the following persons in the capacities and on the dates indicated.


        SIGNATURES                     TITLE                        DATE
        ----------                     -----                        ----


 /s/ MARIANNE D'EMILIO          Plan Committee Member         November 6, 1996
------------------------




 /s/ JAMES S. LUCI              Plan Committee Member         November 6, 1996
------------------------



 /s/ DEAN C. KONICK             Plan Committee Member         November 6, 1996
------------------------


                                INDEX TO EXHIBITS



                                                                                     SEQUENTIAL
    EXHIBIT NO.    DESCRIPTION OF EXHIBIT                                              PAGE NO.
     4.1           Articles of Incorporation of the Registrant, filed with the
                   Secretary of State of Florida on February 8, 1996
                   (incorporated by reference to Exhibit 3.3 to the Registrant's
                   Form 8-K as filed on April 8, 1996 (Commission File No.
                   0-21362)).

     4.2 Articles of Amendment to Articles of Incorporation of the Registrant, filed with the Secretary of State of Florida on March 22, 1996 (incorporated by reference to exhibit 3.4 to the Registrant's Form 8-K as filed on April 8, 1996
                   (Commission File No. 0- 21362)).

     4.3 By-Laws of the Registrant (incorporated by reference to Exhibit 3.5 to the Registrant's Form 8-K as filed on April 8,
                   1996 (Commission File No. 0-21362)).

     4.4           Rights Agreement dated as of October 18, 1994, between the
                   Registrant and Shawmut Bank Connecticut National Association, as Rights Agent (incorporated by reference to Exhibit 2 to Registrant's Form 8-A as filed with the Securities and Exchange Commission on October 24, 1994) (Commission File No.
                   0-21362)).

     4.5           Amendment No 1 to Rights Agreement, dated as of June 12,
                   1995, between the Registrant and Fleet National Bank
                   (formerly Shawmut Bank Connecticut National Association), as
                   Rights Agent (incorporated by reference to Exhibit 1 to
                   Amendment No. 1 to the Registration Statement on Form 8-A/A of the Registrant as filed with the Securities and Exchange
                   Commission on June 20, 1995 (Commission File No. 0-21362)).

     4.6 Amendment No 2 to Rights Agreement, dated as of May 31, 1996, between the Registrant and Fleet National Bank (formerly
                   Shawmut Bank Connecticut National Association), as Rights
                   Agent (incorporated by reference to Exhibit 3 to Amendment
                   No. 2 to the Registration Statement on Form 8-A/A of the
                   Registrant as filed with the Securities and Exchange
                   Commission on June 18, 1996 (Commission File No. 0-21362)).

     4.7           Form of Rights Certificate (incorporated by reference to
                   Exhibit A to Exhibit 2 to Registrant's Form 8-A filed with the Securities and Exchange Commission on October 24, 1994
                   (Commission File No. 0-21362)).

     4.8           Form of Stock Certificate for the Common Stock of the
                   Registrant (incorporated by reference to Exhibit 4.2 to Amendment No. 4 to Form 10/A, dated May 2, 1996, of the
                   Registrant (Commission File No. 0-21362)).

     4.9           Harvard Capital Accumulation Plan, as amended and restated.

     5.1           (See undertaking under 9(b) below)

     23.1          Consent of KPMG Peat Marwick LLP, dated October 31, 1996.

     23.2          Consent of Price Waterhouse LLP, dated October 31, 1996.

     24.1          Powers of Attorney included on signature page.